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                                                                    EXHIBIT 23.3


                         Consent of Independent Auditors

       We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2001, with respect to the financial statements of Integ Incorporated included in the Current Report on Form 8-K/A of Inverness Medical Technology, Inc. dated April 9, 2001 and incorporated by reference in this Registration Statement on Form S-3 and related Prospectus for the registration of its common stock.

                                          /s/ Ernst & Young LLP
                                          -------------------------------------
                                          ERNST & YOUNG LLP


Minneapolis, Minnesota

April 25, 2001